EXHIBIT 23.1


            Consent of Registered Independent Public Accounting Firm


We have issued our reports dated January 9, 2008, accompanying the consolidated financial statements and management's assessment of the effectiveness of internal control over financial reporting included in the Form 10-K/A of Capital Southwest Corporation and subsidiaries for the year ended March 31, 2007. We hereby consent to the incorporation by reference of said reports in the Registration Statement of Capital Southwest Corporation and subsidiaries on Form S-8 (File No. 33-43881).

/s/ GRANT THORNTON LLP
January 9, 2008